Exhibit 99.4

Certified Services, Inc. and Subsidiaries

Unaudited Pro-forma Statements of Operations

The Unaudited ProForma Combined Statement of Operations of the Registrant for the twelve month period ended December 31, 2003 and the six month period ended June 30, 2004 (the “ProForma Statements of Operations”) and the Unaudited ProForma Combined Balance Sheet of the Company as of June 30, 2004 (the “ProForma Balance Sheet” and together with the ProForma Statement of Operations, the “ProForma Combined Financial Statements”) have been prepared to illustrate the effect of the acquisition of Kenneth I. Tobey, Inc. (“KIT”). The ProForma Combined Financial Statements combine the audited statement of operations for KIT for the last fiscal year with that of the Registrant’s for 2003 and their unaudited results for the interim period between their respective audit dates and June 30, 2004, with that of the Registrant’s for its six months ended June 30, 2004.

The ProForma Combined Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The ProForma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The ProForma Combined Financial Statements should be read in conjunction with the historical financial statements of KIT.

Certified Services, Inc. and Subsidiaries

Unaudited Pro-forma Consolidated Statements of Operations

Fiscal Year Ended December 31, 2003

	CSRV	KIT	ProForma Adjustments		ProForma Combined Company
Revenue	$78,510,210	$4,949,294	$—		$83,459,504
Cost of services	42,446,615	—	—		42,446,615

Gross profit	36,063,595	4,949,294	—		41,012,889

Operating expenses
Compensation and benefits	11,914,059	3,508,514	—		15,422,573
Marketing and selling	5,847,286	372,920	—		6,220,206
General and administrative	15,300,810	1,923,206	—		17,224,016
Interest, net	590,737	—	52,357	C	643,094

Total Operating Expenses	33,652,892	5,804,640	52,357		39,509,889

Net income (loss) before from operations	2,410,703	(855,346)	(52,357)		1,503,000
Other income and expenses
Investment income	—	33,755	—		33,755
Gain on sale of assets	—	155,317	—		155,317
Other	—	19,999	—		27,497

Total other income and expenses	—	209,071	—		209,071

Net income (loss) from continuing operation before income tax provision	2,410,703	(646,275)	(52,357)		1,712,071
Income tax provision	—	—	—		—
Income from continuing operations	2,410,703		(52,357)		1,712,071
Results of operations from discontinued subsidiary net of income tax effect of $0	—	662,117	—		662,117
Gain on sale of subsidiary	—	2,414,664	—		2,414,664

Net Income	$2,410,703	$2,430,506	$(52,357)		$4,788,852

Certified Services, Inc. and Subsidiaries

Unaudited Pro-forma Consolidated Statements of Operations

Six Months Ended June 30, 2004

	CSRV	KIT	ProForma Adjustments		ProForma Combined Company
Revenue	$47,718,328	$2,161,794	$—		$49,880,122
Cost of services	30,062,034	—	—		30,062,034

Gross profit	17,656,294	2,161,794	—		19,818,088

Operating expenses
Compensation and benefits	5,992,439	1,569,415	—		7,561,854
Marketing and selling	2,006,837	133,305	—		2,140,142
General and administrative	8,275,935	561,534	—		8,837,469
Interest, net	301,180	(6,129)	69,853	C	364,904

Total Operating Expenses	16,576,391	2,258,125	69,853		18,904,369

Net income before tax	1,079,903	(96,331)	(69,853)		913,719
Income taxes	—		—		—

Net Income	$1,079,903	$(96,331)	$(69,853)		$913,719

CERTIFIED SERVICES, INC. AND SUBSIDIARIES

NOTES TO THE PROFORMA COMBINED FINANCIAL STATEMENTS

Note A.

On August 2, 2004 the Company executed a Stock Purchase Agreement to purchase all of the Kenneth I. Tobey, Inc. issued and outstanding shares. The ProForma Combined Financial Statements reflect the purchase of the Kenneth I. Tobey Shares as if the transaction was consummated in its entirety effective January 1, 2003.

Note B.

The purchase price of the Kenneth I. Tobey shares is:

1.	Two hundred thousand (200,000) shares of the Company’s common stock, $.001 par value, which, on August 2, 2004 traded at $1.05 per share, resulting in stock consideration of $210,000;

2.	Two promissory notes – A note in the aggregate amount of $700,000 with interest at the rate of four percent (4%) per annum, payable in three (3) equal quarterly principal installments plus applicable interest commencing November 2, 2004 and, a note in the aggregate amount of $1,000,000 with interest at the rate of four percent (4%) payable in one hundred (100) equal monthly installments plus applicable interest commencing September 2, 2004. For purposes of this ProForma Combined Financial Statement, the promissory notes are considered to have been issued January 1, 2003;

3.	Cash of $300,000;

4.	$1,036,640 in excluded Kenneth I. Tobey, Inc. assets.

Note C.

The Proforma Financial Statements have been adjusted to reflect interest expense attributable to the promissory notes described above.